          As filed with the Securities and Exchange Commission on April 7, 1998
                                              Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          EXTENDED SYSTEMS INCORPORATED

             (Exact name of registrant as specified in its charter)



                     Delaware                                     82-0399670
                     --------                                     ----------
          (State or other jurisdiction of                      (I.R.S. Employer
          incorporation or organization)                    Identification Number)

                            5777 North Meeker Avenue
                               Boise, Idaho 83713
                                 (208) 322-7575
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                                 1998 Stock Plan
                        1998 Employee Stock Purchase Plan
                            1998 Director Option Plan
                            (Full title of the plans)

                               ------------------

                                Steven D. Simpson
                      President and Chief Executive Officer
                          Extended Systems Incorporated
                            5777 North Meeker Avenue
                               Boise, Idaho 83713
                                 (208) 322-7575
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------
                                    Copy to:

                           Patrick J. Schultheis, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
================================================================================

                        CALCULATION OF REGISTRATION FEE


================================================================================================================================
                                                                             Proposed              Proposed
                                                                              Maximum              Maximum
                                                         Amount              Offering              Aggregate          Amount of
      Title of Securities                                 to be                Price               Offering         Registration
       to be Registered                                 Registered          Per Share (1)          Price (1)             Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share)
reserved for issuance under the 1998 Stock Plan         1,600,000            $8.0625(1)           $12,900,000          $3,805.50
--------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share)
reserved for issuance pursuant to the 1998
Employee Stock Purchase Plan                              700,000            $6.8531(2)           $ 4,797,170          $1,415.17
--------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share)
reserved for issuance under the 1998
Director Option Plan                                      250,000            $8.0625(1)           $ 2,015,625          $  594.61
--------------------------------------------------------------------------------------------------------------------------------
         Total                                          2,550,000                                 $19,712,795          $5,815.28
================================================================================================================================

(1) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share was determined by reference to the fair market value of the Common Stock (the "FMV"), or, the average of the high and low sale prices reported in the Nasdaq National Market on April 3, 1998.
(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share was determined to be 85% of the FMV.

                         EXTENDED SYSTEMS INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents filed by Extended Systems Incorporated (the "REGISTRANT") with the Securities Exchange Commission (the "COMMISSION") are incorporated by reference into this Registration Statement:

             1. The Registrant's Registration Statement on Form S-1 (File No. 333-42709), as amended (the "REGISTRATION STATEMENT"), filed pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the Company's initial public offering of its Common Stock (the "OFFERING").

             2. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-23597) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including any amendment or report filed for the purpose of updating such description.

             All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.      DESCRIPTION OF SECURITIES.

             Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

             The Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

             The Registrant's Bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

             The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

ITEM 8.      EXHIBITS.

Exhibit
Number
------
  4.1*     Form of Common Stock Certificate

  5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation.

  10.1*    1998 Stock Plan and Form of Stock Option Agreement thereunder.

  10.2* 1998 Employee Stock Purchase Plan and Form of Participation Agreement thereunder.

  10.3* 1998 Director Option Plan and Form of Director Option Agreement thereunder.

  23.1 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

  23.2     Consent of Coopers & Lybrand L.L.P., Independent Accountants.

  24.1     Power of Attorney (see page II-5).


-----------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-42709), as amended, which was declared effective by the Commission on March 4, 1998.

             ITEM 9.     UNDERTAKINGS.

             (a)     The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Boise, State of Idaho, on April 6, 1998.

                          EXTENDED SYSTEMS INCORPORATED

                                          By: /s/ Steven D. Simpson
                                              --------------------------------
                                              Steven D. Simpson, President and
                                              Chief Executive Officer

                               POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Steven D. Simpson and Karla K. Rosa, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


           SIGNATURE                                              TITLE                          DATE
 -------------------------------------          ----------------------------------------     -------------
 /s/ Steven D. Simpson                          President, Chief Executive Officer and       April 6, 1998
 -------------------------------------          Director (Principal Executive Officer)
         Steven D. Simpson

 /s/ Karla K. Rosa                              Vice President, Finance and Chief            April 6, 1998
 -------------------------------------          Financial Officer  (Principal Financial
         Karla K. Rosa                          and Accounting Officer)

 /s/ Raymond A. Smelek                          Director                                     April 6, 1998
 -------------------------------------
         Raymond A. Smelek


 /s/Douglas B. Winterrowd                       Director                                     April 6, 1998
 -------------------------------------
         Douglas B. Winterrowd

                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D. C.  20549

                       ----------------------------------

                                    EXHIBITS

                       ----------------------------------

                       REGISTRATION STATEMENT ON FORM S-8

                         EXTENDED SYSTEMS INCORPORATED

                               INDEX TO EXHIBITS


Exhibit
Number                   Description
------                   -----------
  4.1*     Form of Common Stock Certificate

  5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

  10.1*    1998 Stock Plan and Form of Stock Option Agreement thereunder.

  10.2*    1998 Employee Stock Purchase Plan and Form of Participation Agreement thereunder.

  10.3*    1998 Director Option Plan and Form of Director Option Agreement thereunder.

  23.1     Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

  23.2     Consent of Coopers & Lybrand L.L.P., Independent Accountants.

  24.1     Power of Attorney (see page II-5).

-----------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-42709), as amended, which was declared effective by the Commission on March 4, 1998.